Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Caleres, Inc.

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

CALCULATION OF REGISTRATION FEE
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of registration fee
Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	1,993,963 (2)	$23.02	$45,901,028.26	$92.70 per $1,000,000	$4,255.03
Total Offering Amounts					$45,901,028.26		$4,255.03
Total Fee Offsets							$0.00
Net Fee Due							$4,255.03

(1)	Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 23, 2022 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
(2)	This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to antidilution provisions.